UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 29, 2011

ALIGN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 470-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On March 29, 2011, Align Technology, Inc. (“Align”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Cadent Holdings, Inc. (“Cadent”) through the merger of Cadent with a wholly owned subsidiary of Align, with Cadent continuing as the surviving corporation and a wholly owned subsidiary of Align (the “Merger”).

Under the terms of the Merger Agreement, each share of Cadent capital stock outstanding at the completion of the Merger will be converted into a right to receive a cash payment in an amount that will be determined in accordance with the liquidation provisions of Cadent’s certificate of incorporation.

All vested and unvested Cadent stock options will be cancelled as of the closing of the Merger without consideration in accordance with the agreements applicable to such options. All warrants to purchase Cadent capital stock, to the extent not exercised prior to the closing of the Merger, will be cancelled as of the closing of the Merger in consideration for the right to receive an amount in cash for each share of Cadent capital stock that may be purchased under such warrant equal to the difference between the per share consideration that such class of Cadent capital stock is entitled to receive in the Merger and the per share exercise price of such warrant.

The total merger consideration that will be used to determine the price per share payable in cash for outstanding Cadent capital stock is an amount equal to $190.0 million (i) minus the estimated amount of any unpaid Cadent transaction expenses incurred in connection with the Merger as of the closing of the Merger or expected to be incurred after the closing of the Merger and (ii) minus certain amounts that were paid by Align to Cadent prior to the execution of the Merger Agreement. The total merger consideration amount described above is also subject to further adjustment, on a dollar-for-dollar basis, either upwards or downwards, based on the extent to which Cadent’s aggregate indebtedness, net of cash, is greater or less than zero.

Align will deduct up to approximately $26.5 million of the total merger consideration otherwise payable in the Merger to holders of Cadent capital stock to be held in escrow as security for indemnification claims under the Merger Agreement and for the payment of the expenses of Shareholder Representative Services LLC, which has been appointed as the securityholder representative for purposes of escrow and indemnification matters as set forth in the Merger Agreement.

The Merger and the Merger Agreement have been approved by the board of directors of each of Align and Cadent, and by the requisite vote of the Cadent stockholders. Completion of the transaction is subject to other customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and a requirement that holders of Cadent capital stock entitled to receive at least 95% of the total merger consideration as described above execute joinders to the Merger Agreement. The Merger is expected to close in the second quarter of 2011.

The Merger Agreement contains customary representations and warranties of Align and Cadent, covenants regarding the operation of Cadent’s business prior to the closing date, and provisions regarding indemnification in favor of Align. The Merger Agreement provides customary termination rights for both Align and Cadent.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1, and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Align or Cadent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Cadent to Align in connection with the signing of the Merger Agreement. This confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Align and Cadent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Align and Cadent.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Merger, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the timing of completion of the Merger, future financial and operating results; satisfaction of the various conditions to the closing of the Merger; and the risks that are described from time to time in Align’s reports filed with the SEC, including its Annual Report on Form 10–K for the year ended December 31, 2010. This Current Report speaks only as of its date, and we disclaim any duty to update the information herein.

Item 8.01	Other Events.

On March 29, 2011, Align issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2011, by and among Align Technology, Inc., Bliss Acquisition Corporation, Cadent Holdings, Inc., U.S. Bank National Association as escrow agent and Shareholder Representative Services LLC as security holder representative.

99.1	Press Release dated March 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

By:	/s/ Roger E. George
	Name:	Roger E. George
	Title:	Vice President, Legal & Corporate Affairs, General Counsel and Corporate Secretary

Date: April 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2011, by and among Align Technology, Inc., Bliss Acquisition Corporation, Cadent Holdings, Inc., U.S. Bank National Association as escrow agent and Shareholder Representative Services LLC as security holder representative.

99.1	Press Release dated March 29, 2011.